UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024
_______________________

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)

(267) 225-7416
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading	Name of exchange
	Symbol	on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2024, Context Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of (i) 59,032,259 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.55 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,482,741 shares of Common Stock (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrants, the “Securities”), at a purchase price of $1.549 per Pre-Funded Warrant. The Pre-Funded Warrants will have an exercise price of $0.001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. The holder of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holder of Pre-Funded Warrants may increase or decrease such percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company. The aggregate gross proceeds for the Private Placement are expected to be approximately $100 million, before deducting offering expenses, and the Private Placement is expected to close on May 6, 2024, subject to customary closing conditions.

The Company intends to use the net proceeds from the proposed financing to fund the research and development of the Company’s clinical stage product, CTIM-76, and for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed that until the date that is 90 (ninety) days from the effective date of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the “SEC”) for purposes of registering the resale of the Shares (including the Warrant Shares), neither the Company nor any subsidiary will issue, enter into any agreement to issue or announce the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file a registration statement other than the Registration Statement. In addition, pursuant to lock-up agreements, the Company’s executive officers and directors agreed that until the date that is 60 (sixty) days from the effective date of the Registration Statement, they will not sell or transfer any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

In addition, on May 1, 2024, the Company and the Purchasers entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company agreed to file the Registration Statement with the SEC on or before May 31, 2024 (subject to certain exceptions) for purposes of registering the resale of the Shares (including the Warrant Shares), to use its commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold by a non-affiliate of the Company without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501(a) of Regulation D and were acquiring the Securities as principal for their own accounts and not with a view to or for distributing or reselling the Securities. The Securities were offered without any general solicitation by the Company or its representatives. The Securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Pre-Funded Warrant filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On May 2, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 2, 2024, the Company also issued a press release announcing that the U.S. Food and Drug Administration (the "FDA") has cleared the Company's investigational new drug ("IND") application to evaluate CTIM-76, a Claudin 6 (“CLDN6”) x CD3 bispecific antibody, in CLDN6-positive tumors, as well as to announce that the Company anticipates the enrollment of the first patient in the CTIM-76 dose escalation portion of its clinical study in mid-2024. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 2, 2024, the Company also updated its corporate presentation for use in meetings with investors, analysts and others. A copy of the corporate presentation is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, and Exhibits 99.1, 99.2 and 99.3 attached hereto, are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On April 26, 2024, the FDA cleared the Company's IND application to evaluate CTIM-76. With this IND cleared, the Company announced that it plans to initiate a Phase 1 clinical trial to establish the safety, preliminary efficacy, and feasibility of CTIM-76.

On May 2, 2024, the Company issued press releases noting that the Company expects that the net proceeds from the Private Placement, together with the Company’s existing cash and cash equivalents, will extend its cash runway through the estimated duration of the Company’s planned CTIM-76 Phase 1 clinical trial, as well as into 2028, and to note that the Company anticipates the enrollment of the first patient in the CTIM-76 dose escalation portion of its clinical trial in mid-2024.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.    Description
4.1        Form of Pre-Funded Warrant
10.1        Securities Purchase Agreement, dated May 1, 2024, by and between the Company and the Purchasers named therein.
10.2        Registration Rights Agreement, dated May 1, 2024, by and between the Company and the Purchasers named therein.
99.1        Press Release issued by Context Therapeutics Inc., dated May 2, 2024
99.2        Press Release issued by Context Therapeutics Inc., dated May 2, 2024
99.3     Context Therapeutics Inc. Corporate Presentation - May 2024
104        Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included in this press release regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the expected gross proceeds from the Private Placement and intended use of net proceeds, (ii) our expectation to close the Private Placement on or about May 6, 2024, (iii) the anticipated filing of the Registration Statement to cover resales of the Shares and Warrant Shares, (iv) our expectation that the funds from the Private Placement, together with our existing cash and cash equivalents, will extend the Company’s cash runway through the estimated duration of the Company’s planned CTIM-76 Phase 1 trial, as well as into 2028, (v) our expectation to enroll the first patient in a Phase 1 clinical trial for CTIM-76 in mid-2024, (vi) our expectation regarding the trial design, treatment indications, and patient size of our Phase 1 CTIM-76 trial, (vii) our belief that we can achieve key program milestones, (viii) the potential benefits, characteristics, safety and side effect profile of CTIM-76, (ix) the ability of CTIM-76 to have benefits, characteristics, manufacturability, and a side effect profile that is differentiated and/or better than third party product candidates, (x) the likelihood data will support future development of CTIM-76, and (xi) the likelihood of obtaining regulatory approval for CTIM-76. Forward-looking statements in this Current Report on Form 8-K involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations, or strategies will be attained or achieved. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report on Form 8-K are discussed in our filings with the SEC, including the section titled “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2024	Context Therapeutics Inc.

By: /s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer